Exhibit 32.2

CERTIFICATION

Certification of Principal Financial Officer pursuant to 18 U.S.C. Section 1350

I hereby certify pursuant to 18 U.S.C. §1350, as adopted pursuant to §906 of the Sarbanes-Oxley Act of 2002, to the best of my knowledge and belief, that the accompanying Form 10-Q of Virginia Commerce Bancorp, Inc. (the “Company”) for the quarterly period ended March 31, 2011, fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934 (15 U.S.C. 78m or 78o(d)); and that the information contained in this Form 10-Q fairly presents, in all material respects, the financial condition and results of operations of the Company at the dates and for the periods indicated.

/s/ Wilmer L. Tinley, Jr.
Interim Chief Financial Officer
Date: May 10, 2011